                                                                    EXHIBIT 4.14

                           JACKSON ACQUISITION CORP.

                         ADVISOR SUBSCRIPTION AGREEMENT


     THIS SUBSCRIPTION AGREEMENT, dated August 16, 1995 (herein called this

"Agreement"), is made by and among JACKSON ACQUISITION CORP., a Delaware
 ---------
corporation (which upon the closing of the transactions contemplated hereby, will be renamed Jackson Products, Inc., and together with its successors and its subsidiaries, unless otherwise indicated by the context, "Company"), whose
                                                          -------
address is c/o The Jordan Company, 9 West 57th Street, New York, New York
10019, and SAFETY PARTNERS, L.P., ("Safety Partners" or the "Stockholder").
                                    ---------------          -----------


1.   Stock Subscriptions.
     -------------------

          (a) Safety Partners herewith subscribes for 344,828 shares of the Company's Class A Common Stock, $.01 par value per share (the "Common Stock"),
                                                               ------------
as set forth on Exhibit 1 hereto, for a purchase price of $1.00 per share, net
                ---------
of any fees payable by the Company to Safety Partners for services rendered, and other good and valuable consideration, including its actions in connection with the private placement of preferred stock and the senior subordinated notes by Safety Partners with various institutional investors.

          (b) The Stockholder acknowledges to the Company and the Company's stockholders (the "Other Stockholders") that the Stockholder understands and
                   ------------------
agrees, as follows:

          THE COMMON STOCK HAS NOT BEEN REGISTERED UNDER FEDERAL OR STATE SECURITIES LAWS. THE COMMON STOCK IS VERY SPECULATIVE AND RISKY. THERE IS NO PUBLIC OR OTHER MARKET FOR THE STOCK NOR IS ANY LIKELY TO DEVELOP. THE COMPANY HAS NO PREVIOUS FINANCIAL HISTORY AND HAS BORROWED SUBSTANTIALLY ALL OF THE FUNDS AVAILABLE TO IT TO OPERATE ITS BUSINESS. THE STOCKHOLDER ACKNOWLEDGES THAT THE STOCKHOLDER MAY AND CAN AFFORD TO LOSE ITS ENTIRE INVESTMENT

AND THAT THE STOCKHOLDER UNDERSTANDS THE STOCKHOLDER MAY HAVE TO HOLD THIS INVESTMENT INDEFINITELY.

          (c) The Company covenants that upon issuance the Common Stock subscribed for by the Stockholder shall aggregate $344,828 in purchase price and, assuming the future issuance of 172,414 shares of Class C Common Stock, $.01 par value, of the Company (the "Option Shares"), to certain management investors upon the exercise of options issued pursuant to the Company Stock Option Plan (as defined in Section 2(b) and the future issuance of shares of Class B Common Stock, $.01 par value (the "Warrant Shares"), to certain institutional investors upon the exercise of certain warrants, shall represent 4.0% of the authorized and outstanding shares of the Common Stock of all classes of the Company on a fully diluted basis as of the date hereof.

          (d) Each certificate evidencing Common Stock being issued pursuant to this Agreement shall bear legends reflecting (i) this Agreement's existence and
(ii) the fact that said Common Stock has not been registered under Federal or state securities laws and is subject to limitations on transfer set forth herein and in the Stockholders Agreement, of even date herewith, by and among Jackson Products ("New Jackson") and New Jackson's Other Stockholders (the "Stockholders
           -----------                                              ------------
Agreement").  The Stockholder acknowledges that the effect of these legends,
---------
among other things, is or may be to limit or destroy the value of the certificate for purposes of sale or for use as loan collateral. The Stockholder consents that "stop transfer" instructions may be noted against the Common Stock sold to the Stockholder hereunder. The Stockholder acknowledges that the Stockholder is required to become a party to the Stockholders Agreement as a condition to purchasing the Common Stock hereunder.

     2.   Proposed Transactions.
          ---------------------

          (a) This Agreement summarizes certain pertinent documents as well as applicable laws and regulations. While the Company believes that these summaries fairly reflect and summarize such matters, the Stockholder acknowledges that such summaries are not complete and are qualified by reference to the complete texts thereof of the documents, laws and regulations so summarized.

          (b) The Stockholder acknowledges to the Company and New Jackson's Other Stockholders party to the Stockholders Agreement that the Stockholder has received or has had ample opportunity to review and understand the current form of each of the following documents:

     A.   The Certificate of Incorporation of the Company;

     B.   The By-laws of the Company.

     C. The Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 14, 1995, by and among the Company, Jackson Holdings ("Old Holdings"), the stockholders of Old Holdings a party thereto the optionholders of Old Holdings a party thereto and Mills & Partners, Inc., pursuant to which the Company will merge with and into Old Holdings with Old Holdings as the surviving corporation, and subsequent to which Jackson Products, Inc. ("Old Jackson") will merge
                                                       -----------
          with and into Old Holdings, with Old Holdings being the surviving corporation and being renamed "Jackson Products, Inc."

     D. The Second Amended and Restated Credit Agreement, of even date herewith, by and among Jackson Products, Inc., Jackson Holding Company, the Lenders parties thereto and Heller Financial, Inc. ("Heller"), as Agent, including all exhibits and schedules thereto.

     E. The Note Agreement of even date herewith by and among the Company and the other signatories thereto, including all exhibits and schedules thereto.

     F. The Securities Purchase Agreement of even date herewith executed by the Company in favor of the Purchasers (as defined therein), including all exhibits and schedules thereto.

     G. Stockholders Agreement, of even date herewith, by and among Jackson Products, Inc. and the stockholders named therein, including all exhibits and schedules thereto.

     H. The 1995 Jackson Management Stock Option Plan (the "Company Stock Option Plan") of even date herewith, adopted by the Board of Directors of New Jackson, including all exhibits thereto.

     I.   This Agreement and all the exhibits and schedules hereto.

          The documents referred to in A through H are hereinafter collectively referred to as the "Operative Documents."
                    -------------------

          The Company has afforded the Stockholder and the Stockholder's advisors, if any, the opportunity to discuss an investment in the Common Stock and to ask questions of representatives of the Company concerning the terms and conditions of the offering of the Common Stock and the Operative Documents, and such representatives have provided answers to all such questions concerning the offering of the Common Stock and the Operative Documents. The Stockholder has consulted its own financial, tax, accounting and legal advisors, if any, as to such Stockholder's investment in the Common Stock and the consequences thereof and risks associated therewith and the Operative Documents. The Stockholder and its advisors, if any, has examined or has had the opportunity to examine before the date hereof the Operative Documents and all information that the advisor or Stockholder deems to be material to an understanding of the Company, the proposed business of the Company, and the offering of the Common Stock. The Stockholder also acknowledges that there have been no general or public solicitations or advertisements or other broadly disseminated disclosures (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or advertising) by or on behalf of the Company regarding an investment in the Common Stock.

     3.   Stockholder Representations and Warranties
          ------------------------------------------

          (a) The Stockholder represents to the Company and the Other Stockholders that such Stockholder is a sophisticated, experienced, professional investor.

          (b) The Stockholder represents that it has had an opportunity to select and consult with such attorneys, business consultants and any other person(s) the Stockholder has wished to confer with since the time when the proposed transaction and the Stockholder's participation was first discussed with the Stockholder. The Stockholder acknowledges that the Company has made available to the Stockholder prior to the signing of this Agreement and sale of any Common Stock hereunder, the opportunity to ask questions of any person authorized to act on behalf of the Company concerning any aspect of the investment and to obtain any additional information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information.

          (c) The Stockholder agrees that the Stockholder will not transfer any Common Stock if such transfer would result in a default by the Company under the provisions of the Operative Documents.

     4.   Risk Factors.
          ------------

          The Stockholder acknowledges to the Company and the Other Stockholders that the Stockholder knows and understands that the Company borrowed a substantial portion of the funds used to effect the purchase of Old Holdings.
It is unlikely that dividends will be paid on the Common Stock. There is no legal requirement or promise made by the Company to declare or pay dividends and such dividends may not in any event be paid if such payment would violate any term of the Operative Documents. Certain of the Operative Documents severely restrict the ability of the Company to make any dividend or redemption payments in any case and such payment may be restricted by future agreements or instruments binding on the Company. Such dividends and redemption payments may be made only from funds available for such use as provided by applicable law.

          The Stockholder acknowledges that any financial projections or forecasts delivered to the Stockholder are only forecasts prepared by management, which are subject to many assumptions and factors beyond the Company's control, and that there are no assurances that the forecasts will be realized.

          The Stockholder acknowledges to the Company and the Other Stockholders that the Stockholder knows and understands that an investment in the Common Stock of the Company is a speculative investment which involves a high risk of loss and that on and after the date hereof, there will be no public market for the Common Stock and the Company does not contemplate that a public market will develop.

          5.   Securities Law and Other Matters.
               --------------------------------

          (a) The Stockholder represents and warrants to the Company and the Other Stockholders that the Stockholder used no "purchaser's representative" (as that term is used in Regulation D as promulgated by the Securities and Exchange Commission) in connection with this transaction. The Stockholder represents and warrants to the Company and the Other Stockholders that neither The Jordan Company ("Jordan") nor any of its employees or affiliates has acted as a
          ------
representative of said Stockholder in the subject transaction. The Stockholder hereby releases Jordan, Jordan/Zalaznick Capital Company and each of their respective partners, principals, directors, officers, employees, agents and representatives from and against any claims in respect of such Stockholder's subscription for the Common Stock and any related transaction hereunder or under the Operative Documents. The Stockholder represents that such Stockholder has substantial knowledge and experience in financial, investment and business matters, and has the requisite knowledge and experience to evaluate the risks and merits of this investment. The Stockholder represents and warrants that the decision of such Stockholder to purchase the Common Stock hereunder has been made by such Stockholder independent of any Other Stockholder and independent of any statements, disclosures or judgments as to the properties, business, prospects or condition (financial or otherwise) of the Company which may have been made or given by any Other Stockholder or other person. The Stockholder represents and warrants to the Company and the Other Stockholders that the Stockholder can and will bear the economic risks of its investment in the Company and acknowledges that the Stockholder is able to hold the Company's unregistered Common Stock indefinitely and is able to sustain a complete loss if the securities become worthless.

          (b) The Stockholder acknowledges to the Company and the Other Stockholders that the Common Stock being purchased hereunder has not been registered under the Securities Act of 1933, as amended (the "Securities Act"),
                                                              --------------
on the ground that the sales of Common Stock pursuant to this Agreement are exempt under Section 4(2) of the Securities Act as not constituting a distribution, and that the Company's reliance on such exemption is predicated in part on the Stockholder's representation which the Stockholder herewith makes that the Common Stock has been acquired solely by and for the account of such Stockholder for investment purposes only, and is not being purchased for subdivision, fractionalization, resale or distribution. Such Stockholder has no contract, undertaking, agreement or arrangement with any Other Stockholder to sell, transfer or pledge to such Other Stockholder or anyone else the Common Stock (or any part thereof) which such Stockholder has purchased hereunder.
Such Stockholder has no present plans or intentions to enter into any such contract, undertaking, agreement or arrangement. The Common Stock has not been registered or qualified for resale under applicable securities laws, and may not be sold except pursuant to such registration or qualification thereunder or an exemption therefrom. The Stockholder further acknowledges to the Company that the Common Stock being sold to the Stockholder must be held indefinitely unless it is subsequently registered under the Securities Act or a transfer is made pursuant to an exemption from such registration, for example, pursuant to Rule
144. The Stockholder further represents and warrants to the Company and the Other Stockholders that such Stockholder's financial condition is such that the Stockholder is not under any present necessity or constraint, and does not foresee in the future any necessity or constraint, to dispose of these shares to satisfy any existing or contemplated debt or undertaking.

     6.   Registration Rights.
          -------------------

          The Common Stock has not been registered under Federal or state securities laws and, in consequence thereof, all of the Common Stock must be held indefinitely unless (a) subsequently registered under applicable Federal and state securities laws or (b) exemptions from such registration are available at the time of a proposed sale or transfer thereof. Subject to its obligations under the Stockholders Agreement, the Company has no present intention to file a registration statement under either Federal or state law.

     7.   Legend.   All certificates representing shares of the
          ------
Common Stock shall be endorsed as follows:

               "THIS CERTIFICATE IS SUBJECT TO, AND IS TRANSFERABLE ONLY UPON COMPLIANCE WITH, THE PROVISIONS OF A STOCKHOLDERS AGREEMENT, DATED AUGUST 16, 1995, AMONG THE COMPANY AND ITS STOCKHOLDERS AND THE SUBSCRIPTION AGREEMENTS, DATED AUGUST 16, 1995, AMONG THE COMPANY AND CERTAIN INVESTORS THEREIN. REFERENCE ALSO IS MADE TO THE RESTRICTIVE PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE COMPANY. A COPY OF THE ABOVE REFERENCED AGREEMENTS ARE ON FILE AT THE OFFICE OF THE COMPANY C/O THE JORDAN COMPANY, 9 WEST 57TH STREET, NEW YORK, NEW YORK 10019.

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR AN EXEMPTION FROM REGISTRATION, UNDER SAID ACT."

     8.   Miscellaneous Provisions and Definitions.
          ----------------------------------------

          (a) Subject to the conditions of transfer of Common Stock hereunder, this Agreement shall be binding upon and shall inure to the benefit of the Stockholder and the Stockholder's respective successors, assigns, by way of merger, consolidation or operation of law or otherwise and to the Company and its respective successors and assigns, by way of merger, consolidation or operation of law or otherwise. Once the Stockholder is no longer a Stockholder of the Company, all rights and benefits previously enjoyed by such party pursuant to the terms of this Agreement shall automatically terminate with respect to such party.

          (b) By execution and delivery of this Agreement, Safety Partners acknowledged receipt of the shares of Common Stock shall be deemed payment in full of any and all obligations of the Company, The Jordan Company and their respective affiliates of any obligations of such parties to Safety Partners arising on or prior to the closing date.

          (c) Prior to consummation of any transfer of shares of Common Stock held by the Stockholder permitted under the Stockholders Agreement, except for transfers pursuant to Rule 144 or a public offering, such Stockholder shall cause the transferee to execute an agreement in which the transferee agrees to be bound by the terms of this Agreement.

          (d) The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

          (e) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT THAT NO DOCTRINE OF CHOICE OF LAW SHALL BE USED TO APPLY ANY LAW OTHER THAN THAT OF NEW YORK, AND NO DEFENSE, COUNTERCLAIM OR RIGHT OF SET-OFF GIVEN OR ALLOWED BY THE LAWS OF ANY OTHER STATE OR JURISDICTION, OR ARISING OUT OF THE ENACTMENT, MODIFICATION OR REPEAL OF ANY LAW, REGULATION, ORDINANCE OR DECREE OF ANY FOREIGN JURISDICTION, BE INTERPOSED IN ANY ACTION HEREON. THE PARTIES HERETO AGREE THAT ANY ACTION OR PROCEEDING TO ENFORCE OR ARISING OUT OF THIS AGREEMENT MAY BE COMMENCED IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURTS IN THE SOUTHERN DISTRICT OF NEW YORK. THE PARTIES HERETO CONSENT TO SUCH JURISDICTION, AGREE THAT VENUE WILL BE PROPER IN SUCH COURTS AND WAIVE ANY OBJECTIONS BASED UPON FORUM NON CONVENIENS. THE CHOICE OF FORUM SET
                                ----- --- ----------
FORTH IN THIS SECTION 8 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY
              ---------
JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER JURISDICTION.

          (f) THE PARTIES HERETO AGREE THAT ANY DISPUTE BETWEEN OR AMONG THE PARTIES TO THIS AGREEMENT RELATING TO OR IN RESPECT OF THIS AGREEMENT, ITS NEGOTIATION, EXECUTION, PERFORMANCE, SUBJECT MATTER, OR ANY COURSE OF CONDUCT OR DEALING OR ACTIONS UNDER OR IN RESPECT OF THIS AGREEMENT, SHALL BE SUBMITTED TO, AND RESOLVED EXCLUSIVELY PURSUANT TO ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. SUCH ARBITRATION SHALL TAKE PLACE IN NEW YORK, NEW YORK, AND SHALL BE SUBJECT TO THE SUBSTANTIVE LAW OF THE STATE OF NEW YORK. DECISIONS PURSUANT TO SUCH ARBITRATION SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES SUBJECT TO CONFIRMATION, MODIFICATION OR CHALLENGE PURSUANT TO 9 U.S.C. (S)1 ET SEQ. UPON THE CONCLUSION OF ARBITRATION, THE PARTIES HERETO MAY APPLY TO ANY COURT OF THE TYPE DESCRIBED IN SECTION 8 TO ENFORCE THE DECISION PURSUANT TO SUCH
                  ---------
ARBITRATION. IN CONNECTION WITH THE FOREGOING, THE PARTIES AFTER CONSULTATION WITH COUNSEL HEREBY WAIVE ANY RIGHTS TO A JURY TRIAL TO RESOLVE ANY DISPUTES OR CLAIMS RELATING TO THIS AGREEMENT AND THE AGREEMENTS AND TRANSACTIONS CONTEMPLATED HEREBY.

          (g) All personal pronouns used in this Agreement, whether masculine, feminine or neuter gender, shall include all other genders if the context so requires; the singular shall include the plural, and vice versa.

          (h) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          (i) The words "sale", "sell", "transfer" and the like shall include any disposition by way of transfer, with or without consideration, to any person for any purpose and shall include, but shall not be limited in any way to, private or public sale or exchanges of securities or any other similar transaction involving Common Stock.

          (j) In case any one or more of the provisions or parts of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.

          (k) This Agreement constitutes the entire agreement by and among the parties with respect to the subject matter hereof and may not be modified orally, but only by a writing subscribed by the party charged therewith.

          (l) Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action necessary to effectuate the terms and purposes of this Agreement.

          (m) Whenever notice is required to be given by any party hereunder, such notice shall be deemed sufficient when delivered to the Company at its address above (which is also the address of The Jordan Company) and to the Stockholder at its address as set forth on the stock records of the Company or to such other address as the Stockholder shall have furnished.

          (n) Each party shall be entitled to rely conclusively upon any notice received, or the failure to receive any notice, from any other party with respect to rights and obligations under this Agreement.

     IN WITNESS WHEREOF, each of the undersigned has signed this Agreement:

                                    JACKSON HOLDING COMPANY


                                    By: /s/ Christopher T. Paule
                                       ---------------------------
                                       Name: Christopher T. Paule
                                       Title: Vice President


                                    SAFETY PARTNERS, L.P.

                                    By: /s/ Andrew Whittaker
                                       ---------------------------
                                       Name:  A. R. Whittaker
                                       Title: Managing Director

                                                            Exhibit 1 to Advisor
                                                            --------------------
                                                          Subscription Agreement
                                                          ----------------------


                                                 Percentage of Common
                          Shares of            Stock of All Classes on a
                         Common Stock           Fully Diluted Basis/1/
                         ------------           ----------------------
Safety Partners, L.P.       344,828                      4.0%





----------------------
        /1/  Assumes issuance of the Warrant Shares and Option Shares.